CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-118203 and 333-150568 on Form S-8 of BorgWarner Inc. of our report dated June 1, 2009, appearing in this Annual Report on Form 11-K of the BorgWarner Morse TEC Inc., Ithaca Plant Retirement Savings Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Detroit, Michigan

May 26, 2010